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                                                                    EXHIBIT 23.4

                     [LETTERHEAD OF MORRISON & FOERSTER LLP]

                                  June 16, 2004

O2 Micro International Limited
Grand Pavilion Commercial Centre, West Bay Road
P. O. Box 32331 SMB, George Town
Grand Cayman, Cayman Islands

Ladies and Gentlemen:

        We have examined the Registration Statement on Form S-8 to be filed by O2 Micro International Limited, a Cayman Islands corporation (the "Company"), with the Securities and Exchange Commission on or about June 16, 2004 (the "Registration Statement"), relating to the registration under the Securities Act of 1933, as amended, of an aggregate of 1,000,000 shares of the Company's Ordinary Share, $0.001 par value (the "Shares"). The Shares are reserved for issuance pursuant to the Company's 1999 Stock Incentive Plan.

        We consent to all references to us in the Registration Statement and any amendments thereto.

                                                     Very truly yours,

                                                     /s/ Morrison & Foerster LLP